ALLEGION REPORTS FOURTH-QUARTER, FULL-YEAR 2019 FINANCIAL RESULTS,
PROVIDES 2020 OUTLOOK

•	Fourth-quarter 2019 net earnings per share (EPS) of $0.86, compared with 2018 EPS of $1.39; Adjusted 2019 EPS of $1.28, up 4.9 percent compared with 2018 adjusted EPS of $1.22

•	Fourth-quarter 2019 revenues of $719.5 million, up 2.4 percent compared to 2018 and up 3.5 percent on an organic basis

•	Full-year 2019 EPS of $4.26, compared with 2018 EPS of $4.54; 2019 adjusted EPS of $4.89, up 8.7 percent compared with 2018 adjusted EPS of $4.50

•	Full-year 2019 revenue of $2.85 billion, up 4.5 percent compared with 2018 and up 4.6 percent on an organic basis

•	Full-year 2019 available cash flow was up $13.9 million to $422.6 million

•
Full-year 2020 reported revenue is estimated to be up 3 to 4 percent with organic revenue growth at 3.5 to 4.5 percent; Full-year 2020 EPS outlook of $5.00 to $5.10, and $5.10 to $5.20 on an adjusted basis

DUBLIN (Feb. 18, 2020) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported fourth-quarter 2019 net revenues of $719.5 million and net earnings of $80.7 million, or $0.86 per share. Excluding charges related to restructuring, acquisitions, divestitures and trade name impairments, adjusted net earnings were $119.8 million, or $1.28 per share, up 4.9 percent when compared with fourth-quarter 2018 adjusted EPS of $1.22. Reported net earnings for fourth-quarter 2019 include a $0.34 per share charge for losses related to the divestiture of the company’s business operations in Colombia and Turkey, which were divested during the fourth quarter. The charges were primarily related to non-cash, currency translation adjustments (amounting to $0.28 per share) previously deferred in equity and were reclassified into earnings upon sale of the divested businesses. Reported net earnings for fourth-quarter 2018 include a $0.19 per share benefit related to U.S. Tax Reform.

Fourth-quarter 2019 net revenues increased 2.4 percent when compared to the prior-year period (up 3.5 percent on an organic basis). Organic growth was led by the Americas region, at 6.8 percent, offset by weakness in EMEIA and Asia Pacific. Reported revenues reflect strong pricing and modest volume that more than offset impacts from foreign currency and divestitures.

“I am extremely pleased with Americas’ fourth-quarter performance,” said David D. Petratis, Allegion chairman, president and CEO. “The region delivered strong organic growth and electronics performed well as we continue to see healthy end-market fundamentals there. Conversely, weak market conditions in Australia and softened market conditions across China and Europe during the quarter posed challenges for the other regions.”

Fourth-quarter 2019 operating income was $143.3 million, an increase of $1.9 million or 1.3 percent compared to 2018. Adjusted operating income in fourth-quarter 2019 was $151 million, an increase of $5.8 million or 4 percent compared to 2018.

Fourth-quarter 2019 operating margin was 19.9 percent, compared with 20.1 percent in 2018. The adjusted operating margin in fourth-quarter 2019 was 21 percent, compared with 20.7 percent in 2018. The 30-basis-point increase in adjusted operating margin is attributable to strong performance in the Americas region offsetting pressure experienced in EMEIA and Asia Pacific.

The Americas segment revenues increased 6.8 percent on both a reported and organic basis. The non-residential and residential businesses grew at similar rates, driving the strong top-line performance.

The EMEIA segment revenues decreased 5 percent (down 1.5 percent on an organic basis), reflecting soft volume, the impact of the Turkey divestiture and unfavorable currency effects partially offset by price increases.

The Asia-Pacific segment revenues declined 16.6 percent (down 13.4 percent on an organic basis). The revenue change in the quarter was the result of volume declines and unfavorable currency impacts. The drop in organic revenue continues to be driven by market weakness in Australia, particularly in residential end markets, along with weakness experienced in China.

Full-year Results
Full-year 2019 net revenues of $2.85 billion increased 4.5 percent, when compared with the prior year (up 4.6 percent on an organic basis). The impacts related to currency and the Turkey divestiture were almost completely offset by the carryover benefit of acquisitions made during 2018.

Full-year 2019 net earnings were $401.8 million or $4.26 per share, compared with $434.9 million or $4.54 per share for the prior year. Full-year adjusted net earnings were $460.8 million or $4.89 per share, compared with $430.3 million or $4.50 per share in 2018 - an increase of 8.7 percent. Reported EPS for 2019 includes a $0.34 per share charge related to the divestiture of the company’s business operations in Colombia and Turkey. The charges were primarily related to non-cash, currency translation adjustments (amounting to $0.28 per share) previously deferred in equity and were reclassified into earnings upon sale of the divested businesses. Reported EPS for 2018 includes a $0.23 per share benefit related to U.S. Tax Reform.

Full-year 2019 operating margin was 19.8 percent, compared with 19.2 percent in 2018. The adjusted operating margin for full-year 2019 was 20.8 percent, compared with 20.1 percent in 2018. The 70 basis-point adjusted operating margin increase was primarily driven by strong pricing, volume leverage and productivity more than offsetting inflationary pressures and investment spending.

“Allegion’s full-year results again reflect solid performance in revenue, operating margin, EPS and cash flow,” Petratis added. “We continue to drive shareholder value and have taken the necessary steps to deliver on our commitments in 2020.”

Additional Items
Interest expense for fourth-quarter 2019 was $13.3 million, down from $13.7 million for fourth-quarter 2018.

Other expense net for fourth-quarter 2019 was $2.2 million, compared to other expense net of $0.5 million in the same period of 2018.

The company’s effective tax rate for fourth-quarter 2019 was 17.4 percent, compared with negative 4.5 percent in 2018. The fourth-quarter 2018 included a benefit of $18.6 million related to U.S. Tax Reform. The company’s adjusted effective tax rate for fourth-quarter 2019 was 12.8 percent, compared with 10.9 percent in 2018.

Cash Flow and Liquidity
Available cash flow for 2019 was $422.6 million, an increase of $13.9 million versus the prior year. The company ended 2019 with cash and cash equivalents of $355.3 million, as well as total debt of $1,427.7 million.

Share Repurchase and Dividends
During fourth-quarter 2019, the company repurchased approximately 0.4 million shares for approximately $46.3 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2017. As announced on Feb. 6, 2020, Allegion’s board of directors approved an $800 million share repurchase program, which replaced the 2017 authorization. The board of directors also declared a quarterly dividend of $0.32 per ordinary share of the company, an increase of 18.5 percent over the prior dividend. The dividend is payable March 31, 2020, to shareholders of record on March 17, 2020.

2020 Outlook
The company expects full-year 2020 revenues to increase 3 to 4 percent on a reported basis and 3.5 percent to 4.5 percent organically, when compared with 2019. Revenue growth is expected to be led by the Americas region, at an estimated 4 to 5 percent overall and 4.5 to 5.5 percent on an organic basis.

Full-year 2020 reported EPS is expected to be in the range of $5.00 to $5.10, or $5.10 to $5.20 on an adjusted basis. This reflects an increase of approximately 4 to 6 percent versus adjusted 2019 EPS. The outlook includes incremental investment of approximately $0.15 per share; assumes a full-year adjusted effective tax rate of approximately 16.5 to 17 percent; and assumes an average diluted share count for the full year of approximately 93 million shares.

The company is targeting full-year available cash flow of approximately $450 to $470 million.

Conference Call Information
On Tuesday, Feb. 18, 2020, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and other institutions. Allegion had $2.9 billion in revenue in 2019, and sells products in almost 130 countries.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the company's 2019 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including those relating to any statements concerning expected development, performance, or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2019, Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and Sept. 30, 2019, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Net revenues	$719.5	$702.4	$2,854.0	$2,731.7
Cost of goods sold	400.3	401.9	1,601.7	1,558.4
Gross profit	319.2	300.5	1,252.3	1,173.3

Selling and administrative expenses	175.9	159.1	687.2	647.5
Operating income	143.3	141.4	565.1	525.8

Interest expense	13.3	13.7	56.0	54.0
Loss on divestitures	30.1	—	30.1	—
Other expense (income), net	2.2	0.5	3.8	(3.4)
Earnings before income taxes	97.7	127.2	475.2	475.2

Provision (benefit) for income taxes	17.0	(5.7)	73.1	39.8
Net earnings	80.7	132.9	402.1	435.4

Less: Net earnings attributable to noncontrolling interests	—	0.1	0.3	0.5

Net earnings attributable to Allegion plc	$80.7	$132.8	$401.8	$434.9

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.87	$1.40	$4.29	$4.58

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.86	$1.39	$4.26	$4.54

Shares outstanding - basic	92.9	94.9	93.6	95.0
Shares outstanding - diluted	93.7	95.6	94.3	95.7

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$355.3	$283.8
Restricted cash	3.4	6.8
Accounts and notes receivables, net	329.8	324.9
Inventory	269.9	280.3
Other current assets	43.4	35.8
Total current assets	1,001.8	931.6
Property, plant and equipment, net	291.4	276.7
Goodwill	873.3	883.0
Intangible assets, net	510.9	547.1
Other noncurrent assets	289.8	171.8
Total assets	$2,967.2	$2,810.2

LIABILITIES AND EQUITY
Accounts payable	$221.0	$235.0
Accrued expenses and other current liabilities	285.9	250.5
Short-term borrowings and current maturities of long-term debt	0.1	35.3
Total current liabilities	507.0	520.8
Long-term debt	1,427.6	1,409.5
Other noncurrent liabilities	272.2	225.9
Equity	760.4	654.0
Total liabilities and equity	$2,967.2	$2,810.2

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Year ended December 31,
	2019	2018
Operating Activities
Net earnings	$402.1	$435.4
Depreciation and amortization	83.0	86.2
Changes in assets and liabilities and other non-cash items	3.1	(63.8)
Net cash provided by operating activities	488.2	457.8

Investing Activities
Capital expenditures	(65.6)	(49.1)
Acquisition of and equity investments in businesses, net of cash acquired	(7.6)	(376.1)
Other investing activities, net	(4.4)	(18.6)
Net cash used in investing activities	(77.6)	(443.8)

Financing Activities
Debt repayments, net	(17.9)	(36.1)
Debt issuance costs	(4.2)	—
Dividends paid to ordinary shareholders	(100.6)	(79.4)
Repurchase of ordinary shares	(226.0)	(67.3)
Other financing activities, net	6.5	(0.6)
Net cash used in financing activities	(342.2)	(183.4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(6.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	68.1	(175.6)
Cash, cash equivalents and restricted cash - beginning of period	290.6	466.2
Cash, cash equivalents and restricted cash - end of period	$358.7	$290.6

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net revenues
Americas	$526.3	$492.7	$2,114.5	$1,988.6
EMEIA	149.6	157.4	572.5	589.9
Asia Pacific	43.6	52.3	167.0	153.2
Total net revenues	$719.5	$702.4	$2,854.0	$2,731.7

Operating income (loss)
Americas	$153.9	$129.0	$611.6	$544.5
EMEIA	14.4	22.0	34.3	49.3
Asia Pacific	(3.4)	6.1	0.5	6.9
Corporate unallocated	(21.6)	(15.7)	(81.3)	(74.9)
Total operating income	$143.3	$141.4	$565.1	$525.8

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, acquisition and integration costs, debt refinancing costs, amounts related to U.S. Tax Reform (2018 only) and charges related to the divestiture of businesses;

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and

•	Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three Months Ended December 31, 2019				Three Months Ended December 31, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$719.5	$—		$719.5	$702.4	$—		$702.4

Operating income	143.3	7.7	(1)	151.0	141.4	3.8	(1)	145.2
Operating margin	19.9%			21.0%	20.1%			20.7%

Earnings before income taxes	97.7	39.7	(2)	137.4	127.2	3.8	(2)	131.0
Provision (benefit) for income taxes	17.0	0.6	(3)	17.6	(5.7)	20.0	(3)	14.3
Effective income tax rate	17.4%			12.8%	(4.5)%			10.9%
Net earnings	80.7	39.1		119.8	132.9	(16.2)		116.7

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$80.7	$39.1		$119.8	$132.8	$(16.2)		$116.6

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	0.86	0.42		1.28	1.39	(0.17)		1.22

(1)
Adjustments to operating income for the three months ended December 31, 2019, consist of $1.8 million of restructuring charges and acquisition and integration expenses and a $5.9 million charge related to the impairment of indefinite-lived trade names. Adjustments to operating income for the three months ended December 31, 2018, consist of $3.8 million of restructuring charges and acquisition and integration expenses.

(2)
Adjustments to earnings before income taxes for the three months ended December 31, 2019, consist of the adjustments to operating income discussed above, $30.1 million of losses related to the divestiture of the Company's business operations in Colombia and Turkey and $1.9 million of pension curtailment charges recorded as restructuring within Other expense (income), net. Adjustments to earnings before income taxes for the three months ended December 31, 2018, consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended December 31, 2019, consist of $0.6 million of tax expense related to the excluded items discussed above. Adjustments to the provision (benefit) for income taxes for the three months ended December 31, 2018, consist of $1.4 million of tax expense related to the excluded items discussed above and a $18.6 million tax benefit related to an adjustment to the provisional amounts previously recognized related to the enactment of U.S. Tax Reform.

	Year ended December 31, 2019				Year ended December 31, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,854.0	$—		$2,854.0	$2,731.7	$—		$2,731.7

Operating income	565.1	28.3	(1)	593.4	525.8	22.8	(1)	548.6
Operating margin	19.8%			20.8%	19.2%			20.1%

Earnings before income taxes	475.2	62.9	(2)	538.1	475.2	22.8	(2)	498.0
Provision for income taxes	73.1	3.9	(3)	77.0	39.8	27.4	(3)	67.2
Effective income tax rate	15.4%			14.3%	8.4%			13.5%
Net earnings	402.1	59.0		461.1	435.4	(4.6)		430.8

Noncontrolling interests	0.3	—		0.3	0.5	—		0.5

Net earnings attributable to Allegion plc	$401.8	$59.0		$460.8	$434.9	$(4.6)		$430.3

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$4.26	$0.63		$4.89	$4.54	$(0.04)		$4.50

(1)
Adjustments to operating income for the year ended December 31, 2019, consist of $22.4 million of restructuring charges and acquisition and integration expenses and a $5.9 million charge related to the impairment of indefinite-lived trade names. Adjustments to operating income for the year ended December 31, 2018, consist of $16.5 million of restructuring charges and acquisition and integration expenses and $6.3 million of backlog revenue amortization related to an acquisition.

(2)
Adjustments to earnings before income taxes for the year ended December 31, 2019, consist of the adjustments to operating income discussed above, $30.1 million of losses related to the divestiture of the Company's business operations in Colombia and Turkey, $2.6 million of debt refinancing costs and $1.9 million of pension curtailment charges recorded as restructuring within Other expense (income), net. Adjustments to earnings before income taxes for the year ended December 31, 2018, consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the year ended December 31, 2019, consist of $3.9 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the year ended December 31, 2018, consist of $5.5 million of tax expense related to the excluded items discussed above and a $21.9 million tax benefit related to an adjustment to the provisional amounts previously recognized related to the enactment of U.S. Tax Reform.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$526.3		$492.7

Operating income (GAAP)	$153.9	29.2%	$129.0	26.2%
Restructuring charges	—	—%	2.2	0.5%
Acquisition and integration costs	—	—%	0.6	0.1%
Adjusted operating income	153.9	29.2%	131.8	26.8%
Depreciation and amortization	8.8	1.7%	9.1	1.8%
Adjusted EBITDA	$162.7	30.9%	$140.9	28.6%

EMEIA
Net revenues (GAAP)	$149.6		$157.4

Operating income (GAAP)	$14.4	9.6%	$22.0	14.0%
Restructuring charges	0.7	0.5%	0.1	0.1%
Acquisition and integration costs	—	—%	0.4	0.2%
Trade name impairment	1.6	1.1%	—	—%
Adjusted operating income	16.7	11.2%	22.5	14.3%
Depreciation and amortization	8.4	5.6%	7.9	5.0%
Adjusted EBITDA	$25.1	16.8%	$30.4	19.3%

Asia Pacific
Net revenues (GAAP)	$43.6		$52.3

Operating (loss) income (GAAP)	$(3.4)	(7.8)%	$6.1	11.7%
Restructuring charges	1.0	2.3%	0.1	0.2%
Acquisition and integration costs	—	—%	0.3	0.5%
Trade name impairment	4.3	9.9%	—	—%
Adjusted operating income	1.9	4.4%	6.5	12.4%
Depreciation and amortization	1.3	2.9%	1.2	2.3%
Adjusted EBITDA	$3.2	7.3%	$7.7	14.7%

Corporate
Operating loss (GAAP)	$(21.6)		$(15.7)
Acquisition and integration costs	0.1		0.1
Adjusted operating loss	(21.5)		(15.6)
Depreciation and amortization	1.1		1.1
Adjusted EBITDA	$(20.4)		$(14.5)

Total
Net revenues	$719.5		$702.4

Adjusted operating income	$151.0	21.0%	$145.2	20.7%
Depreciation and amortization	19.6	2.7%	19.3	2.7%
Adjusted EBITDA	$170.6	23.7%	$164.5	23.4%

	Year ended December 31, 2019		Year ended December 31, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$2,114.5		$1,988.6

Operating income (GAAP)	$611.6	28.9%	$544.5	27.4%
Restructuring charges	2.8	0.2%	2.1	0.1%
Acquisition and integration costs	0.6	—%	2.5	0.1%
Backlog amortization	—	—%	6.3	0.3%
Adjusted operating income	615.0	29.1%	555.4	27.9%
Depreciation and amortization	35.7	1.7%	35.9	1.8%
Adjusted EBITDA	$650.7	30.8%	$591.3	29.7%

EMEIA
Net revenues (GAAP)	$572.5		$589.9

Operating income (GAAP)	$34.3	6.0%	$49.3	8.4%
Restructuring charges	15.8	2.7%	3.3	0.5%
Acquisition and integration costs	0.1	—%	1.3	0.2%
Trade name impairment	1.6	0.3%	—	—%
Adjusted operating income	51.8	9.0%	53.9	9.1%
Depreciation and amortization	33.1	5.8%	32.0	5.5%
Adjusted EBITDA	$84.9	14.8%	$85.9	14.6%

Asia Pacific
Net revenues (GAAP)	$167.0		$153.2

Operating income (GAAP)	$0.5	0.3%	$6.9	4.5%
Restructuring charges	1.8	1.1%	1.1	0.7%
Acquisition and integration costs	0.8	0.5%	1.5	1.0%
Trade name impairment	4.3	2.5%	—	—%
Adjusted operating income	7.4	4.4%	9.5	6.2%
Depreciation and amortization	4.9	3.0%	3.9	2.5%
Adjusted EBITDA	$12.3	7.4%	$13.4	8.7%

Corporate
Operating loss (GAAP)	$(81.3)		$(74.9)
Acquisition and integration costs	0.5		4.7
Adjusted operating loss	(80.8)		(70.2)
Depreciation and amortization	4.4		4.2
Adjusted EBITDA	$(76.4)		$(66.0)

Total
Net revenues	$2,854.0		$2,731.7

Adjusted operating income	$593.4	20.8%	$548.6	20.1%
Depreciation and amortization	78.1	2.7%	76.0	2.8%
Adjusted EBITDA	$671.5	23.5%	$624.6	22.9%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(In millions)

	Year ended December 31,
	2019	2018
Net cash from operating activities	$488.2	$457.8
Capital expenditures	(65.6)	(49.1)
Available cash flow	$422.6	$408.7

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net earnings (GAAP)	$80.7	$132.9	$402.1	$435.4
Provision (benefit) for income taxes	17.0	(5.7)	73.1	39.8
Interest expense	13.3	13.7	56.0	54.0
Depreciation and amortization	19.6	19.3	78.1	76.0
Backlog amortization	—	—	—	6.3
EBITDA	130.6	160.2	609.3	611.5

Other expense (income), net	2.2	0.5	3.8	(3.4)
Loss on divestitures	30.1	—	30.1	—
Trade name impairment	5.9	—	5.9	—
Acquisition and integration costs and restructuring charges	1.8	3.8	22.4	16.5
Adjusted EBITDA	$170.6	$164.5	$671.5	$624.6

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Americas
Revenue growth (GAAP)	6.8%	13.0%	6.3%	12.5%
Acquisitions and divestitures	—%	(5.6)%	(0.3)%	(5.7)%
Currency translation effects	—%	0.2%	0.2%	—%
Organic growth (non-GAAP)	6.8%	7.6%	6.2%	6.8%

EMEIA
Revenue growth (GAAP)	(5.0)%	4.4%	(2.9)%	12.7%
Acquisitions and divestitures	1.1%	(3.6)%	0.1%	(5.1)%
Currency translation effects	2.4%	3.5%	4.8%	(3.9)%
Organic growth (non-GAAP)	(1.5)%	4.3%	2.0%	3.7%

Asia Pacific
Revenue growth (GAAP)	(16.6)%	44.9%	9.0%	30.7%
Acquisitions and divestitures	—%	(44.4)%	(19.1)%	(28.6)%
Currency translation effects	3.2%	4.1%	4.6%	1.0%
Organic growth (non-GAAP)	(13.4)%	4.6%	(5.5)%	3.1%

Total
Revenue growth (GAAP)	2.4%	12.7%	4.5%	13.4%
Acquisitions and divestitures	0.3%	(7.3)%	(1.3)%	(6.6)%
Currency translation effects	0.8%	1.3%	1.4%	(0.8)%
Organic growth (non-GAAP)	3.5%	6.7%	4.6%	6.0%